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UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) February 1, 2007
LODGENET ENTERTAINMENT CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	0-22334	46-0371161

(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

3900 West Innovation Street, Sioux Falls, SD	57107

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (605) 988-1000
n/a

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.
     On February 1, 2007, LodgeNet Entertainment Corporation (the “Company”), through its wholly-owned subsidiary, LodgeNet StayOnline, Inc., completed the acquisition of the operating assets, including technology and intellectual property, of StayOnline, Inc., a leading provider of high-speed Internet access solutions focused on the lodging industry. The purchase price of the acquisition was approximately $15,000,000, subject to certain post-closing adjustments. The press release issued by the Company relating to the acquisition is furnished as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
     (a) Financial Statements of Business Acquired. In accordance with Item 9.01(a)(4) of Form 8-K, financial statements required under this Item shall be filed by amendment to the original Current Report on Form 8-K no later than 71 calendar days after the date on which this report on Form 8-K must be filed.
     (b) Pro Forma Financial Information. In accordance with Item 9.01(a)(4) of Form 8-K, financial statements required under this Item shall be filed by amendment to the original Current Report on Form 8-K no later than 71 calendar days after the date on which this report on Form 8-K must be filed.
     (d) Exhibits
10.1	Asset Purchase Agreement, by and between StayOnline, Inc. and LodgeNet StayOnline, Inc. (as assignee of the Company) dated November 14, 2006*

99.1	Press Release (furnished)

*	Certain schedules describing exceptions to representations and warranties have been omitted. The Company will furnish such schedules supplementally to the Securities and Exchange Commission upon its request.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 1, 2007	By	/s/ James G. Naro James G. Naro
	Its	Senior Vice President, General Counsel,
Secretary and Chief Compliance Officer